1 Becton Drive

Franklin Lakes, NJ 07417

www.bd.com

News Release

Contact:

Patricia A. Spinella, Investor Relations – 201-847-5453

Colleen T. White, Corporate Communications – 201-847-5369

BD ANNOUNCES RESULTS FOR SECOND FISCAL QUARTER

Franklin Lakes, NJ (April 27, 2005) – BD (Becton, Dickinson and Company) (NYSE: BDX) today reported record quarterly revenues of $1.366 billion for the second fiscal quarter ended March 31, 2005, representing an increase of 9 percent over the prior year period. This quarter’s growth rate includes an estimated 3 percent benefit from foreign currency translation. Revenue growth in all segments benefited from foreign currency translation, particularly with respect to the Euro.

Reported diluted earnings per share for the second quarter were 72 cents, which reflected diluted earnings per share of 71 cents from continuing operations and 1 cent per share from discontinued operations. Reported diluted earnings per share for the second quarter of fiscal 2004 were 62 cents, which included less than 1 cent per share from discontinued operations. The results of operations from Clontech, a unit of the BD Biosciences segment, have been classified as “discontinued operations” as a result of the October 4, 2004 announcement of BD’s intention to sell Clontech.

“We’re pleased with our second quarter performance, which reflected revenue growth across all three segments and every global business unit of the Company. The combination of top-line results and continued improvement in operating efficiency resulted in double-digit earnings growth and strong cash flow,” said Edward J. Ludwig, Chairman, President and Chief Executive Officer. “Our strong performance enables us to deliver on the commitment we have made to our shareholders to continue to make the additional investments necessary to fuel future innovation.”

For the six-month period ended March 31, 2005, reported revenues were $2.654 billion, representing a 9 percent increase from the same period a year ago, including an estimated 3 percent benefit from foreign currency translation. Reported diluted earnings per share for the six-month period ended March 31, 2005 were $1.46, which reflected diluted earnings per share of $1.45 from continuing operations and 1 cent per share from discontinued operations. For the same period in fiscal 2004, reported diluted earnings per share were $1.10 and included income of 1 cent per share from discontinued operations. However, due to rounding, diluted earnings per share from continuing operations were $1.10.

Analyses of Second Quarter and Six-month Period of Fiscal Year 2005 and 2004 Earnings

The following analyses of diluted earnings per share from continuing operations for the second quarter and six-month period of fiscal 2005 and 2004 exclude specified items that affect the comparability of results between periods.

	Three Months Ended March 31,			Six-month Period Ended March 31,
	FY2005	FY2004	% Incr.	FY2005	FY2004	% Incr.

Diluted EPS from Continuing Operations:	$0.71	$0.62	15%	$1.45	$1.10	32%

Tax Examinations(1)	–	–		(0.04)	–
Tax Rate Impact(2)	–	–		(0.02)	–
BGM Charges(3)	–	–		–	0.11
Share-Based Compensation Exp.(4)	0.05	–		0.08	–
	0.05	–		0.02	0.11

Rounding	(0.01)	–		(0.01)	(0.01)

Diluted EPS from Continuing Operations Excluding Specified Items	$0.75	$0.62	21%	$1.46	$1.20	22%

(1) Included in diluted earnings per share from continuing operations for the six-month period of fiscal 2005 are approximately 4 cents per diluted share due to the reversal of tax reserves in connection with the conclusion of tax examinations in four non-U.S. jurisdictions that occurred in the first quarter.

(2) Represents the effect on diluted earnings per share from continuing operations of tax-related events that caused the tax rate to vary from the expected effective tax rate for the year. The effective tax rate for the year, without taking into account the tax impact of the items described in notes (1) and (4) herein, is expected to be 25.5%.

(3) Included in the six-month period of fiscal 2004 diluted earnings per share from continuing operations is a charge of 11 cents per diluted share related to the voluntary recall and write-off of certain blood glucose strip inventory and other actions taken with respect to our blood glucose monitoring products.

(4) Represents the effect on diluted earnings per share from continuing operations relating to share-based compensation expense associated with the early adoption of FASB Statement No. 123 (revised), and the equity-based awards granted under the new long-term incentive program, as described below.

Based on the foregoing analyses, diluted earnings per share from continuing operations, excluding specified items, of 75 cents for the second fiscal quarter of 2005 increased by 21 percent over diluted earnings per share from continuing operations of 62 cents for the second fiscal quarter of 2004. For the six-month period, diluted earnings per share from continuing operations, excluding specified items, of $1.46 for fiscal 2005 increased by 22 percent over diluted earnings per share from continuing operations, excluding specified items, of $1.20 for fiscal 2004.

Share-Based Compensation

Effective October 1, 2004, the Company adopted FASB Statement No. 123 (revised) relating to the expensing of share-based incentive awards. Diluted earnings per share from continuing operations for the second quarter and six-month period included 5 cents and 8 cents, respectively, of share-based compensation expense associated with the adoption of FASB Statement No. 123 (revised), and the equity-based awards granted under the Company’s new long-term incentive program. This program consists of a mix of performance-based restricted stock unit awards, time-vested restricted stock unit awards and stock options or stock appreciation rights. We estimate that total share-based compensation expense for fiscal 2005 will be about 17 cents per diluted share.

Segment Results

In the BD Medical segment, worldwide revenues for the quarter were $732 million, representing an increase of 7 percent from the prior year period. U.S. sales of safety-engineered products totaled $115 million compared with $110 million in the prior year’s quarter. The growth rate of U.S. safety-engineered products for the three months ended March 31, 2005 was adversely impacted by a major U.S. distributor reducing its inventory levels. For the six-month period ended March 31, 2005, U.S. sales of safety-engineered products totaled $241 million compared with $224 million in the prior year's period. Included in BD Medical revenues were international sales of safety-engineered products of $21 million, compared with $17 million in the prior year’s quarter. For the six-month period ended March 31, 2005, international sales of safety-engineered products totaled $39 million compared with $31 million in the prior year’s period. Also contributing to the growth of the segment were strong sales in the Diabetes Care unit and the international portion of the Pharmaceutical Systems unit. For the six-month period ended March 31, 2005, the BD Medical segment reported 9 percent revenue growth.

In the BD Diagnostics segment, worldwide revenues for the quarter were $430 million, representing an increase of 12 percent from the prior year period. The Preanalytical Systems unit of the segment reported revenue growth of 5 percent. U.S. sales of safety-engineered products totaled $79 million compared with $75 million in the prior year’s quarter. The growth rate of U.S. safety-engineered products for the three months ended March 31, 2005 was adversely impacted by a major U.S. distributor reducing its inventory levels. For the six-month period ended March 31, 2005, U.S. sales of safety-engineered products totaled $165 million compared with $151 million in the prior year's period. Included in Preanalytical Systems revenues were international sales of safety-engineered products of $47 million, compared with $34 million in the prior year’s quarter. For the six-month period ended March 31, 2005, international sales of safety-engineered products totaled $91 million compared with $64 million in the prior year’s period. Revenues in the Diagnostic Systems unit of the segment increased 20 percent based, primarily, on exceptionally strong sales in the quarter of flu diagnostic tests in Japan. For the six-month period ended March 31, 2005, the BD Diagnostics segment reported 8 percent revenue growth.

In the BD Biosciences segment, worldwide revenues from continuing operations for the quarter were $204 million, representing an increase of 8 percent from the prior year period. Instrument revenue growth continued to be the primary growth contributor, driven by sales of the BD FACSCanto™ and the BD™ LSR II flow cytometers. Also contributing to the growth of the segment were increased sales in the Discovery Labware unit. For the six-month period ended March 31, 2005, the BD Biosciences segment reported 11 percent revenue growth, representing continued strong sales of flow cytometry instruments and reagents.

Geographic Results

Second quarter revenues in the U.S. of $630 million represented an increase of 3 percent over the prior year period. Revenues outside the U.S. of $736 million represented an increase of 14 percent over the prior year period, including an estimated 5 percent benefit from foreign currency translation.

For the six-month period ended March 31, 2005, revenues in the U.S. of $1.254 billion represented an increase of 5 percent over the prior year period. Revenues outside of the U.S. of $1.40 billion represented an increase of 13 percent over the prior year period, including an estimated 5 percent benefit from foreign currency translation.

Fiscal 2005 Outlook for Third and Fourth Quarters and Full Year

The following analyses of estimated diluted earnings per share from continuing operations for the third and fourth fiscal quarters and full year exclude specified items that affect the comparability of results between periods.

	Three Months Ended June 30,				Three Months Ended September 30,				Twelve Months Ended September 30,
	FY2005		FY2004	% Incr.	FY2005		FY2004	% Incr.	FY2005		FY2004	% Incr.
	(Estimated)				(Estimated)				(Estimated)
Diluted EPS from Continuing Operations:	$0.66-$0.68	(1)	$ 0.42	57%-62%	$0.69-$0.71	(1)	$0.70	+/- 1%	$2.80-$2.84	(1)	$2.21	27%-29%

Tax Examinations(2)	–		–		–		–		(0.04)		–
Tax Rate Impact(3)	0.02		–		–		–		–		–
BGM Charges(4)	–		–		–		–		–		0.11
Litigation Settlement(4)	–		0.24		–		–		–		0.24
Share-Based Comp. Exp.(5)	0.05		–		0.05		–		0.17		–
	0.07		0.24		0.05		–		0.13		0.35
Diluted EPS from Continuing Operations Excluding Specified Items	$0.73-$0.75		$ 0.66	11%–14%	$0.74–$0.76		$0.70	6%–9%	$2.93-$2.97		$2.56	14%-16%

(1)

Fiscal 2005 second half and full year estimated diluted earnings per share from continuing operations do not include the impact on taxes that would result if, as currently anticipated, the Company were to repatriate certain undistributed earnings of foreign subsidiaries under the American Jobs Creation Act of 2004.

(2)

Represents the effect on estimated diluted earnings per share from continuing operations due to the reversal of tax reserves in the first fiscal quarter in connection with the conclusion of tax examinations in four non-U.S. jurisdictions.

(3)

Represents the effect on estimated diluted earnings per share from continuing operations of tax-related events that causes the quarter’s tax rate to vary from the expected effective tax rate for the year. The effective tax rate for the year, without taking into account the tax impact of the items described in notes (1), (2) and (5) herein, is expected to be 25.5%.

(4)

Included in fiscal 2004 diluted earnings per share from continuing operations is a third fiscal quarter charge of 24 cents per diluted share related to the settlement of the Retractable Technologies, Inc. litigation and the previously noted first quarter BGM charge of 11 cents per diluted share.

(5)

Represents the effect on estimated diluted earnings per share from continuing operations of share-based compensation expense associated with the early adoption of FASB Statement No. 123 (revised), and the equity-based awards granted under the new long-term incentive program. Estimated share-based compensation expense rounds to 17 cents for the full fiscal year.

The Company estimates that third fiscal quarter 2005 diluted earnings per share from continuing operations, excluding specified items, will increase in the range of 11 to 14 percent over third fiscal quarter 2004 diluted earnings per share from continuing operations, excluding specified items, of 66 cents. Fourth fiscal quarter 2005 diluted earnings per share from continuing operations, excluding specified items, are estimated to increase in the range of 6 to 9 percent over fourth fiscal quarter 2004 diluted earnings per share from continuing operations of 70 cents.

The Company also estimates that diluted earnings per share from continuing operations for fiscal 2005, excluding specified items, will increase in the range of 14 to 16 percent over fiscal 2004 diluted earnings per share from continuing operations, excluding specified items, of $2.56.

Conference Call Information

A conference call regarding BD’s second fiscal quarter results and its expectations for the third fiscal quarter and full fiscal year will be broadcast live on BD’s website, www.bd.com/investors, at 10:00 a.m. (ET) Wednesday, April 27, 2005. The conference call will be available for replay on BD’s website, www.bd.com/investors, or at 1-866-434-5261 (domestic) and 1-203-369-1004 (international) through the close of business on May 4, 2005.

This news release contains certain non-GAAP financial measures. A reconciliation of these and other measures to the comparable GAAP measures is included in this release and in the attached financial tables.

BD is a medical technology company that serves healthcare institutions, life science researchers, clinical laboratories, industry and the general public. BD manufactures and sells a broad range of medical supplies, devices, laboratory equipment and diagnostic products. For the fiscal year ended September 30, 2004, BD reported total revenues of $4.935 billion.

***

This press release, including the section entitled “Fiscal 2005 Outlook for Third and Fourth Quarters and Full Year,” contains certain estimates and other forward-looking statements (as defined under Federal securities laws) regarding BD’s performance, including future revenues, earnings per share and income, or events or developments that BD expects to occur or anticipates occurring in the future. All such statements are based upon current expectations of BD and involve a number of business risks and uncertainties. Actual results could vary materially from anticipated results described, implied or projected in any forward-looking statement. With respect to forward-looking statements contained herein, factors that could cause actual results to vary materially from any forward-looking statement include, but are not limited to: competitive factors; pricing and market share pressures; changes in interest or foreign currency exchange rates; difficulties inherent in product development and delays in product introductions; changes in regional, national or foreign economic conditions; increases in energy costs and their effect on, among other things, the cost of producing BD’s products; fluctuations in costs and availability of raw materials and in BD’s ability to maintain favorable supplier arrangements and relationships; uncertainties of litigation (as described in BD’s filings with the Securities and Exchange Commission) and changes in healthcare or other governmental regulation; issuance of new or revised accounting standards, as well as other factors discussed in this press release and in BD’s filings with the Securities and Exchange Commission. We do not intend to update any forward-looking statements to reflect events or circumstances after the date hereof except as required by applicable laws or regulations.

BECTON DICKINSON AND COMPANY

CONSOLIDATED INCOME STATEMENTS

(Unaudited; Amounts in thousands, except per-share data)

	Three Months Ended March 31,
	2005		2004	% Change
REVENUES	$1,365,530		$1,253,633	8.9

Cost of products sold	678,018	(1)	629,516	7.7
Selling and administrative	366,339	(1)	334,363	9.6
Research and development	65,988	(1)	60,155	9.7
TOTAL OPERATING COSTS AND EXPENSES	1,110,345		1,024,034	8.4

OPERATING INCOME	255,185		229,599	11.1

Interest expense, net	(4,556)		(7,960)	(42.8)
Other expense, net	(2,242)		(3,119)	(28.1)

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	248,387		218,520	13.7

Income tax provision	61,878		54,437	13.7

INCOME FROM CONTINUING OPERATIONS	186,509		164,083	13.7

INCOME FROM DISCONTINUED OPERATIONS NET OF INCOME TAXES OF $1,015 IN 2005 AND $616 IN 2004, RESPECTIVELY	1,641		1,077	NM

NET INCOME	$188,150		$165,160	13.9

EARNINGS PER SHARE

Basic:
Income from continuing operations	$0.74		$0.65	13.8
Income from discontinued operations	$0.01		$–	NM
Net income	$0.74		$0.65	13.8

Diluted:
Income from continuing operations	$0.71		$0.62	14.5
Income from discontinued operations	$0.01		$–	NM

Net income	$0.72		$0.62	16.1

AVERAGE SHARES OUTSTANDING

Basic	253,427		253,294
Diluted	262,016		265,055

NM - Not Meaningful

(1)	Includes share-based compensation expense relating to the early adoption of SFAS No. 123 (revised), “Share-Based Payment” and the equity-based awards granted under the new long-term incentive program.

BECTON DICKINSON AND COMPANY

SUPPLEMENTAL INFORMATION

Three Months Ended March 31,

(Unaudited; Amounts in thousands, except per-share data)

	2005
	As Reported	SFAS No. 123 (revised) Adoption (1)	Tax Rate Impact (2)	Excluding Items
Cost of products sold	$678,018	$(2,360)	$–	$675,658
as a % of revenues	49.7%			49.5%

Gross profit	687,512	2,360	–	689,872
as a % of revenues	50.3%			50.5%

Selling and administrative	366,339	(12,747)	–	353,592
as a % of revenues	26.8%			25.9%

Research and development	65,988	(1,448)	–	64,540
as a % of revenues	4.8%			4.7%

Operating Income	255,185	16,555	–	271,740
as a % of revenues	18.7%			19.9%

Income taxes	61,878	4,592	1,090	67,560
effective tax rate	24.9%			25.5%

Income from continuing operations	186,509	11,963	(1,090)	197,382
as a % of revenues	13.7%			14.5%

Diluted earnings per share
Income from continuing operations	$0.71	$0.05	$–	$0.75
Income from discontinued operations	$0.01	$–	$–	$0.01
Diluted earnings per share	$0.72	$0.05	$–	$0.76

(1)

Relates to the early adoption of SFAS No. 123 (revised), “Share-Based Payment” and the equity-based awards granted under the new long-term incentive program. Fiscal 2004 amounts have not been restated.

(2)

Represents the effect on diluted earnings per share from continuing operations of tax-related events that caused the tax rate to vary from the expected effective tax rate for the year. The effective tax rate for the year, without taking into account the tax impact of items described in note (1) herein, is expected to be 25.5%.

BECTON DICKINSON AND COMPANY

CONSOLIDATED INCOME STATEMENTS

(Unaudited; Amounts in thousands, except per-share data)

	Six Months Ended March 31,
	2005		2004	% Change
REVENUES	$2,653,899		$2,438,753	8.8

Cost of products sold	1,312,519	(1)	1,263,771 (2)	3.9
Selling and administrative	707,427	(1)	658,460	7.4
Research and development	128,071	(1)	118,443	8.1
TOTAL OPERATING COSTS AND EXPENSES	2,148,017		2,040,674	5.3
OPERATING INCOME	505,882		398,079	27.1

Interest expense, net	(13,678)		(16,888)	(19.0)
Other (expense) income, net	(5,103)		(4,030)	26.6
INCOME BEFORE INCOME TAXES	487,101		377,161	29.1

Income tax provision	106,194		88,153	20.5

INCOME FROM CONTINUING OPERATIONS	380,907		289,008	31.8

INCOME FROM DISCONTINUED OPERATIONS NET OF INCOME TAXES OF $1,638 IN 2005 AND $897 IN 2004, RESPECTIVELY	2,594		1,554	NM

NET INCOME	$383,501		$290,562	32.0

EARNINGS PER SHARE

Basic:
Income from continuing operations	$1.51		$1.14	32.5
Income from discontinued operations	$0.01		$0.01	–
Net income	$1.52		$1.15	32.2

Diluted:
Income from continuing operations	$1.45		$1.10	31.8
Income from discontinued operations	$0.01		$0.01	–
Net income	$1.46		$1.10	32.7

AVERAGE SHARES OUTSTANDING

Basic	252,317		252,710
Diluted	262,393		263,763

NM - Not Meaningful

(1)	Includes share-based compensation expense relating to the early adoption of SFAS No. 123 (revised), “Share-Based Payment” and the equity-based awards granted under the new long-term incentive program.
(2)	Includes a $45,024 charge associated with blood glucose monitoring (BGM) products.

BECTON DICKINSON AND COMPANY

SUPPLEMENTAL INFORMATION

Six Months Ended March 31,

(Unaudited; Amounts in thousands, except per-share data)

	2005
	As Reported	SFAS No. 123 (revised) Adoption (1)	Tax Examinations (2)	Tax Rate Impact (3)	Excluding Items

Cost of products sold	$1,312,519	$(3,908)	$–	$–	$1,308,611
as a % of revenues	49.5%				49.3%

Gross profit	1,341,380	3,908	–	–	1,345,288
as a % of revenues	50.5%				50.7%

Selling and administrative	707,427	(21,855)	–	–	685,572
as a % of revenues	26.7%				25.8%

Research and development	128,071	(2,382)	–	–	125,689
as a % of revenues	4.8%				4.7%

Operating Income	505,882	28,145	–	–	534,027
as a % of revenues	19.1%				20.1%

Income taxes	106,194	7,688	11,265	6,240	131,387
effective tax rate	21.8%				25.5%

Income from continuing operations	380,907	20,457	(11,265)	(6,240)	383,859
as a % of revenues	14.4%				14.5%

Diluted earnings per share
Income from continuing operations	$1.45	$0.08	$(0.04)	$(0.02)	$1.46
Income from discontinued operations	$0.01	$–	$–	$–	$0.01
Diluted earnings per share	$1.46	$0.08	$(0.04)	$(0.02)	$1.47

(1)

Relates to the early adoption of SFAS No. 123 (revised), “Share-Based Payment” and the equity-based awards granted under the new long-term incentive program. Fiscal 2004 amounts have not been restated.

(2)	Relates to the reversal of tax reserves in connection with the conclusion of tax examinations in four non-U.S. jurisdictions that occurred in the first quarter.
(3)

Represents the effect on diluted earnings per share from continuing operations of tax-related events that caused the tax rate to vary from the expected effective tax rate for the year. The effective tax rate for the year, without taking into account the tax impact of items described in notes (1) and (2) herein, is expected to be 25.5%.

	2004
	As Reported	BGM Charges (4)	Excluding Charges

Gross Profit	$1,174,982	$45,024	$1,220,006
as a % of revenues	48.2%		50.0%

Operating Income	398,079	45,024	443,103
as a % of revenues	16.3%		18.2%

Net Income	290,562	27,915	318,477
as a % of revenues	11.9%		13.1%

Diluted earnings per share
Income from continuing operations	$1.10	$0.11	$1.20
Income from discontinued operations	$0.01	$–	$0.01
Diluted earnings per share	$1.10	$0.11	$1.21

(4)	Relates to the fiscal 2004 charge associated with blood glucose monitoring (BGM) products.

BECTON DICKINSON AND COMPANY

SUPPLEMENTAL REVENUE INFORMATION

REVENUES BY SEGMENT AND GEOGRAPHIC AREA

(Unaudited; Amounts in thousands)

	Three Months Ended March 31,
	2005	2004	% Change
BD MEDICAL
United States	$330,044	$320,687	2.9
International	401,621	361,954	11.0
TOTAL	$731,665	$682,641	7.2

BD DIAGNOSTICS
United States	$213,175	$211,419	0.8
International	216,594	171,456	26.3
TOTAL	$429,769	$382,875	12.2

BD BIOSCIENCES
United States	$86,947	$79,083	9.9
International	117,149	109,034	7.4
TOTAL	$204,096	$188,117	8.5

TOTAL REVENUES
United States	$630,166	$611,189	3.1
International	735,364	642,444	14.5
TOTAL	$1,365,530	$1,253,633	8.9

BECTON DICKINSON AND COMPANY

SUPPLEMENTAL REVENUE INFORMATION

REVENUES BY SEGMENT AND GEOGRAPHIC AREA

(Unaudited; Amounts in thousands)

	Six Months Ended March 31,
	2005	2004	% Change
BD MEDICAL
United States	$659,698	$624,435	5.6
International	765,789	685,074	11.8
TOTAL	$1,425,487	$1,309,509	8.9

BD DIAGNOSTICS
United States	$431,883	$424,336	1.8
International	411,669	359,484	14.5
TOTAL	$843,552	$783,820	7.6

BD BIOSCIENCES
United States	$162,644	$147,259	10.4
International	222,216	198,165	12.1
TOTAL	$384,860	$345,424	11.4

TOTAL REVENUES
United States	$1,254,225	$1,196,030	4.9
International	1,399,674	1,242,723	12.6
TOTAL	$2,653,899	$2,438,753	8.8

BECTON DICKINSON AND COMPANY

SUPPLEMENTAL REVENUE INFORMATION

REVENUES BY BUSINESS SEGMENTS AND UNITS

Three Months Ended March 31,

(Unaudited; Amounts in thousands)

	United States
	2005	2004	% Change
BD MEDICAL
Medical Surgical Systems	$203,671	$196,418	3.7
Diabetes Care	94,482	88,730	6.5
Pharmaceutical Systems	26,772	30,276	(11.6)
Ophthalmic Systems	5,119	5,263	(2.7)
TOTAL	$330,044	$320,687	2.9

BD DIAGNOSTICS
Preanalytical Systems	$107,050	$109,464	(2.2)
Diagnostic Systems	106,125	101,955	4.1
TOTAL	$213,175	$211,419	0.8

BD BIOSCIENCES
Discovery Labware	$26,689	$24,465	9.1
Immunocytometry Systems	41,051	36,129	13.6
Pharmingen	19,207	18,489	3.9
TOTAL	$86,947	$79,083	9.9

TOTAL UNITED STATES	$630,166	$611,189	3.1

BECTON DICKINSON AND COMPANY

SUPPLEMENTAL REVENUE INFORMATION

REVENUES BY BUSINESS SEGMENTS AND UNITS

Three Months Ended March 31, (continued)

(Unaudited; Amounts in thousands)

	International
			% Change
	2005	2004	Reported	FX Neutral	FX Impact
BD MEDICAL
Medical Surgical Systems	$198,621	$187,062	6.2	2.1	4.1
Diabetes Care	67,714	61,338	10.4	5.3	5.1
Pharmaceutical Systems	125,999	105,100	19.9	14.2	5.7
Ophthalmic Systems	9,287	8,454	9.9	4.9	5.0
TOTAL	$401,621	$361,954	11.0	6.2	4.8

BD DIAGNOSTICS
Preanalytical Systems	$97,785	$86,479	13.1	8.0	5.1
Diagnostic Systems	118,809	84,977	39.8	33.5	6.3
TOTAL	$216,594	$171,456	26.3	20.6	5.7

BD BIOSCIENCES
Discovery Labware	$25,722	$24,088	6.8	1.8	5.0
Immunocytometry Systems	72,709	67,331	8.0	3.4	4.6
Pharmingen	18,718	17,615	6.3	2.7	3.6
TOTAL	$117,149	$109,034	7.4	3.0	4.4

TOTAL INTERNATIONAL	$735,364	$642,444	14.5	9.5	5.0

BECTON DICKINSON AND COMPANY

SUPPLEMENTAL REVENUE INFORMATION

REVENUES BY BUSINESS SEGMENTS AND UNITS

Three Months Ended March 31, (continued)

(Unaudited; Amounts in thousands)

	Total
			% Change
	2005	2004	Reported	FX Neutral	FX Impact
BD MEDICAL
Medical Surgical Systems	$402,292	$383,480	4.9	2.9	2.0
Diabetes Care	162,196	150,068	8.1	6.0	2.1
Pharmaceutical Systems	152,771	135,376	12.8	8.4	4.4
Ophthalmic Systems	14,406	13,717	5.0	1.9	3.1
TOTAL	$731,665	$682,641	7.2	4.7	2.5

BD DIAGNOSTICS
Preanalytical Systems	$204,835	$195,943	4.5	2.3	2.2
Diagnostic Systems	224,934	186,932	20.3	17.5	2.8
TOTAL	$429,769	$382,875	12.2	9.7	2.5

BD BIOSCIENCES
Discovery Labware	$52,411	$48,553	7.9	5.5	2.4
Immunocytometry Systems	113,760	103,460	10.0	7.0	3.0
Pharmingen	37,925	36,104	5.0	3.3	1.7
TOTAL	$204,096	$188,117	8.5	5.9	2.6

TOTAL REVENUES	$1,365,530	$1,253,633	8.9	6.4	2.5

BECTON DICKINSON AND COMPANY

SUPPLEMENTAL REVENUE INFORMATION

REVENUES BY BUSINESS SEGMENTS AND UNITS

Six Months Ended March 31,

(Unaudited; Amounts in thousands)

	United States
	2005	2004	% Change
BD MEDICAL
Medical Surgical Systems	$419,177	$394,937	6.1
Diabetes Care	182,943	163,579	11.8
Pharmaceutical Systems	46,821	54,631	(14.3)
Ophthalmic Systems	10,757	11,288	(4.7)
TOTAL	$659,698	$624,435	5.6

BD DIAGNOSTICS
Preanalytical Systems	$221,813	$216,091	2.6
Diagnostic Systems	210,070	208,245	0.9
TOTAL	$431,883	$424,336	1.8

BD BIOSCIENCES
Discovery Labware	$50,783	$47,880	6.1
Immunocytometry Systems	75,745	64,897	16.7
Pharmingen	36,116	34,482	4.7
TOTAL	$162,644	$147,259	10.4

TOTAL UNITED STATES	$1,254,225	$1,196,030	4.9

BECTON DICKINSON AND COMPANY

SUPPLEMENTAL REVENUE INFORMATION

REVENUES BY BUSINESS SEGMENTS AND UNITS

Six Months Ended March 31, (continued)

(Unaudited; Amounts in thousands)

	International
			% Change
	2005	2004	Reported	FX Neutral	FX Impact
BD MEDICAL
Medical Surgical Systems	$392,679	$363,386	8.1	3.3	4.8
Diabetes Care	137,931	119,515	15.4	9.6	5.8
Pharmaceutical Systems	216,635	185,944	16.5	10.1	6.4
Ophthalmic Systems	18,544	16,229	14.3	8.1	6.2
TOTAL	$765,789	$685,074	11.8	6.4	5.4

BD DIAGNOSTICS
Preanalytical Systems	$191,543	$164,832	16.2	10.4	5.8
Diagnostic Systems	220,126	194,652	13.1	7.6	5.5
TOTAL	$411,669	$359,484	14.5	8.9	5.6

BD BIOSCIENCES
Discovery Labware	$48,591	$45,556	6.7	1.3	5.4
Immunocytometry Systems	138,115	120,649	14.5	9.0	5.5
Pharmingen	35,510	31,960	11.1	6.4	4.7
TOTAL	$222,216	$198,165	12.1	6.8	5.3

TOTAL INTERNATIONAL	$1,399,674	$1,242,723	12.6	7.2	5.4

BECTON DICKINSON AND COMPANY

SUPPLEMENTAL REVENUE INFORMATION

REVENUES BY BUSINESS SEGMENTS AND UNITS

Six Months Ended March 31, (continued)

(Unaudited; Amounts in thousands)

	Total
			% Change
	2005	2004	Reported	FX Neutral	FX Impact
BD MEDICAL
Medical Surgical Systems	$811,856	$758,323	7.1	4.8	2.3
Diabetes Care	320,874	283,094	13.3	10.9	2.4
Pharmaceutical Systems	263,456	240,575	9.5	4.6	4.9
Ophthalmic Systems	29,301	27,517	6.5	2.8	3.7
TOTAL	$1,425,487	$1,309,509	8.9	6.0	2.9

BD DIAGNOSTICS
Preanalytical Systems	$413,356	$380,923	8.5	6.0	2.5
Diagnostic Systems	430,196	402,897	6.8	4.1	2.7
TOTAL	$843,552	$783,820	7.6	5.0	2.6

BD BIOSCIENCES
Discovery Labware	$99,374	$93,436	6.4	3.7	2.7
Immunocytometry Systems	213,860	185,546	15.3	11.7	3.6
Pharmingen	71,626	66,442	7.8	5.6	2.2
TOTAL	$384,860	$345,424	11.4	8.4	3.0

TOTAL REVENUES	$2,653,899	$2,438,753	8.8	6.0	2.8